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                                                         EXHIBIT 4.(ii)(c)(11)
                                                         Contract No. MA-13049

                        ASSUMPTION AND SUPPLEMENT NO. 1
                        TO FIRST PREFERRED SHIP MORTGAGE

                                  BY AND AMONG

                           GREAT AQ STEAMBOAT, L.L.C.
                             AS ASSUMING SHIPOWNER

                               ROBIN STREET WHARF
                         1380 PORT OF NEW ORLEANS PLACE
                       NEW ORLEANS, LOUISIANA 70130-1890

                             INTEREST ASSUMED 100%

                            GREAT AQ STEAMBOAT CO.,

                               ROBIN STREET WHARF
                         1380 PORT OF NEW ORLEANS PLACE
                       NEW ORLEANS, LOUISIANA 70130-1890
                             INTEREST CONVEYED 100%

                                      AND

                          THE UNITED STATES OF AMERICA
           REPRESENTED BY THE SECRETARY OF TRANSPORTATION, ACTING BY
                     AND THROUGH THE MARITIME ADMINISTRATOR
                            400 SEVENTH STREET, S.W.
                             WASHINGTON, D.C. 20590

                                 $58,165,000.00

                       EFFECTIVE AS OF DECEMBER 31, 1996

                                 AMERICAN QUEEN
                                  O.N. 1030765
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                        ASSUMPTION AND SUPPLEMENT NO. 1

                                       TO

                         FIRST PREFERRED SHIP MORTGAGE

          This Assumption and Supplement No. 1 to First Preferred Ship Mortgage ("Supplement No. 1"), relating to the AMERICAN QUEEN, Official No. 1030765 (the "Vessel"), effective as of December 31, 1996, is made by and among Great AQ Steamboat, L.L.C., a Delaware limited liability company, located at Robin Street Wharf, 1380 Port of New Orleans Place, New Orleans, Louisiana 70130-1890 (the "Shipowner"), Great AQ Steamboat Co., Robin Street Wharf, 1380 Port of New Orleans Place, New Orleans, Louisiana 70130-1890 (the "Assignor"), to the United States of America, represented by the Secretary Transportation, acting by and through the Maritime Administrator, 400 Seventh Street, S.W., Washington, D.C. 20590 (the "Secretary" or "Mortgagee").

                                  WITNESSETH:

          WHEREAS, on August 24, 1995, the Assignor, executed and delivered a First Preferred Ship Mortgage to the Mortgagee (the "Mortgage"), pursuant to which the Original Shipowner mortgaged to the Mortgagee the Vessel listed in said Mortgage as security for, among other things, payment of the principal of and interest on the United States Government Guaranteed Ship Financing Obligations, consisting of 2005 Notes and 2020 Bonds (the "Obligations") issued by the Assignor under the Indenture and to secure the payment of the principal of and interest on the promissory note issued by the Assignor and delivered to the Secretary originally on August 24, 1995 (the "Secretary's Note"), pursuant to the terms and provisions of the Security Agreement dated August 24, 1995, Contract No. MA-13048 (the "Security Agreement"); said Mortgage having been recorded on August 24, 1995 in the Office of the United States Coast Guard National Vessel Documentation Center, Falling Waters, West Virginia in Book NVDC 95-1, Page 179 at 3:05 p.m.; and

          WHEREAS simultaneously with the delivery hereof, as a result of the merger of the Assignor into the Shipowner and pursuant to operation of law, the Assignor is transferring its assets, including its interest in the Vessel to the Shipowner subject to the Mortgage, and the Shipowner is assuming all of the covenants, promises, stipulations and agreements of the Assignor as stated in the Mortgage; and

          WHEREAS, the Shipowner and the Mortgagee have executed and delivered the Modification and Assumption Agreement (the "Agreement"), the form of which is attached hereto as Exhibit A, which, among other things, constitutes an assumption of the Security Agreement; and

          WHEREAS, pursuant to Endorsement No. 1 to the Secretary's Note, the form of which is attached hereto as Exhibit B, the Shipowner has assumed the Secretary's Note

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and obligations set forth therein, and has modified the method for calculation of interest on the 2005 Notes; and

          WHEREAS, the calculation of interest set forth in the Secretary's Note, an exhibit to and a part of the Mortgage, has changed, and the Secretary has required the Mortgage to be Supplemented in order to attach an Addendum to the Secretary's Note (the "Addendum") which reflects the revised method of calculating interest, a form of which is attached hereto as Exhibit C;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and as security for the Guarantees and in order to secure the payment of the above-mentioned interest on and principal of the Secretary's Note and all other sums that may be secured by the Mortgage and the Security Agreement, and to secure the due performance and observance of all agreements and covenants in the Mortgage and Secretary's Note and herein contained, the Shipowner hereby acknowledges and confirms that it has assumed and shall be fully liable on a joint and several or solidary basis for all obligations of the Assignor under the Mortgage and the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, the whole of the Vessel listed in the Recitals of this Mortgage duly documented in the name of the Shipowner under the laws of the United States, having its home port at the port of New Orleans, Louisiana, together with all its engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, pumping and other equipment and all other appurtenances thereto now or at any time hereafter appertaining or belonging to and whether on board or not on board and also any and all additions, improvements and replacements hereafter made in or to the Vessel or in and to their equipment and appurtenances as aforesaid, and the parties hereto further agree as follows:

          SECTION 1. The Mortgagee hereby consents to the transfer of the Vessel and all appurtenances thereto by the Assignor to the Shipowner, subject, however, to the maintenance thereon of the lien of the Mortgage with first priority and upon the due performance of the terms and conditions of this Assumption.

          SECTION 2. For all purposes, including U.S. Coast Guard record keeping, the Shipowner shall be the owner of record of the Vessel and the Shipowner agrees the Vessel shall be redocumented in its name as owner thereof on the date hereof with her home port at New Orleans, Louisiana.

          SECTION 3. The Shipowner hereby covenants promises and agrees (i) to pay the unpaid principal of and interest on the Secretary's Note when the same may be due and payable in accordance with and subject to the terms of the Security Agreement, the Mortgage, and the Secretary's Note, and all other sums which may be secured by the Mortgage, as assumed by this Supplement No. 1 and the Security Agreement, and (ii) to observe each and every covenant, agreement and condition of the Mortgage which by the terms thereof are to be performed or observed by the Shipowner thereunder.

          SECTION 4. The Mortgagee releases and discharges the Assignor from each and every obligation to be performed by the Mortgagor under the Mortgage.


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          SECTION 5.  Assignor agrees that at any time and from time to time, upon written request of the Shipowner, Assignor will promptly and duly execute any and all such further action as the Shipowner may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

          SECTION 6. The provisions of the Addendum, annexed hereto as Exhibit C are incorporated herein by reference and a true copy of the form of the Addendum is annexed hereto.

          SECTION 7. For the purposes of 46 U.S.C. 31321(b)(3), the amount of the direct or contingent obligations that are or may be secured by the Mortgage, excluding interest, expenses and fees is the total amount of Fifty Eight Million One Hundred and Sixty Five Thousand Dollars ($58,165,000.00) and the total amount of the Secretary's Note on the date hereof is Fifty Eight Million One Hundred and Sixty Five Thousand Dollars ($58,165,000.00) and, therefore, the total amount of the Mortgage as assumed by this Supplement No. 1 is $58,165,000.00 and interest (and premium, if any) and performance of mortgage covenants. The date of maturity, June 2, 2020, remains unchanged and the discharge amount is the same as the reduced total amount. The interest of the Shipowner in the Vessel is 100%. The interest mortgaged with respect to the Vessel is 100%. Nothing herein shall constitute a novation, release, termination or reissuance of the Mortgage, or a novation of the indebtedness evidenced by the Secretary's Note.

          SECTION 8. All of the covenants and agreements on the part of the Shipowner which are set forth in, and all the rights, privileges, powers and immunities of the Mortgagee which are provided for in, the Mortgage and the Security Agreement attached hereto are incorporated herein and shall apply to the Shipowner with the same force and effect as though set forth at length in this Supplement No. 1. Terms used herein and not otherwise defined herein are used as defined in Schedule X attached to the Security Agreement.

          SECTION 9. The execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement and to effect the assumption of the Mortgage provided herein and to continue the Mortgage, as assumed by this instrument, as a valid, binding and legal first preferred ship mortgage for the security of the Secretary's Note, have been duly performed and complied with;

          SECTION 10. The Mortgage is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect except as specifically amended hereby.

         IN WITNESS WHEREOF, this instrument has been executed on the date below



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indicated and is effective as of the day and year first above written.


                              ASSIGNOR:

                              GREAT AQ STEAMBOAT CO., a Delaware
                              corporation

                              By:  Great AQ Steamboat, L.L.C., a Delaware
                                   limited liability company, successor by
                                   merger to Great AQ Steamboat Co.

                                   By:   The Delta Queen Steamboat Co., a
                                         Delaware corporation, a Managing
                                         Member

                                         By:    /S/ Jordan B. Allen
                                            ---------------------------------
                                                Name:  Jordan B. Allen
                                                Title:  Senior Vice President


                                   By:   DQSB II, Inc., a Delaware
                                         corporation, a Managing Member

                                         By:    /S/ Jordan B. Allen
                                            ---------------------------------
                                                Name:  Jordan B. Allen
                                                Title:  Senior Vice President

                              Date: March 25, 1997



                              SHIPOWNER:

                              GREAT AQ STEAMBOAT, L.L.C., a
                                   Delaware limited liability company


                              By:  The Delta Queen Steamboat Co., a
                                   Delaware corporation, a Managing
                                   Member

                                   By:     /S/ Jordan B. Allen
                                      ---------------------------------
                                          Name:  Jordan B. Allen
                                          Title:  Senior Vice President


                              Date: March 25, 1997


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                              By:     DQSB II, Inc., a Delaware corporation, a
                                      Managing Member

                                      By:       /S/ Jordan B. Allen
                                         ------------------------------------
                                                Name:  Jordan B. Allen
                                                Title:  Senior Vice President

                              Date: March 25, 1997



                              UNITED STATES OF AMERICA
                              SECRETARY OF TRANSPORTATION


                              By:     Maritime Administrator, as Mortgagee

                                      By:     /S/ Joel C. Richard
                                         --------------------------------
                                              Secretary
                                              Maritime Administrator


                              Date: March 26, 1997



ATTEST:

/S/ Patricia E. Byrne
-------------------------------
Assistant Secretary
Maritime Administation




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                                ACKNOWLEDGMENTS


STATE OF ILLINOIS)
                          )                SS.:
COUNTY OF COOK            )

     On this 25th day of March, 1997, before me personally appeared Jordan B. Allen, known to me to be the person whose name is subscribed to the foregoing instrument and who, being by me duly sworn, did depose and say that he is Senior Vice President of The Delta Queen Steamboat Co. and DQSB II, Inc., the Managing Members of GREAT AQ STEAMBOAT, L.L.C., a Delaware limited liability company, successor by merger and operation of law to Great AQ Steamboat Co., a Delaware corporation, and acknowledged to me that he executed the same on behalf of said companies for the purposes and consideration therein expressed and as the free and voluntary act and deed of himself and said companies.

                                                   /S/ Andria Sheldon
(SEAL)                                             --------------------------
                                                   Notary Public

My commission expires:  4/28/00




STATE OF ILLINOIS)
                          )                SS.:
COUNTY OF COOK            )

         On this 25th day of March, 1997, before me personally appeared Jordan
B. Allen, known to me to be the person whose name is subscribed to the foregoing instrument and who, being by me duly sworn, did depose and say that he is Senior Vice President of The Delta Queen Steamboat Co. and DQSB II, Inc., the Managing Members of GREAT AQ STEAMBOAT, L.L.C., a Delaware limited liability company, and acknowledged to me that he executed the same on behalf of said companies for the purposes and consideration therein expressed and as the free and voluntary act and deed of himself and said companies.

                                                   /S/ Andria Sheldon
(SEAL)                                             ---------------------------
                                                   Notary Public

My commission expires:  4/28/00




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DISTRICT OF COLUMBIA              )
                                  )                SS.:
CITY OF WASHINGTON                )

     I, the undersigned, a Notary Public in and for the District of Columbia, do hereby certify that Joel C. Richard, Maritime Administration, the United States of America, personally appeared before me in said District, the aforesaid officer being personally well known to me as the person who executed the Assumption and Supplement No. 1 to First Preferred Ship Mortgage hereto annexed and acknowledged the same to be his free act and deed as said officer on behalf of the United States of America.

           GIVEN under my hand and seal this 26th day of March, 1997.

                                                /S/ Melinda M. Allen
                                                ---------------------------
                                                    Notary Public

(Notorial Stamp and Seal)

My Commission Expires:  6/14/01



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